UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

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EQUINOX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-158560	80-0324801
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 South Decatur, #10542

Las Vegas NV 89102

 (Address of principal executive offices) (Zip Code)

(267) 295-7814

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

(1) On October 29, 2009, Ms. Elena Dannikova, then the sole member of the Company’s board of directors, appointed Mr. Robert T. Yurckonis, age 38, to a vacant position on the Company’s board of directors, to serve until his death, resignation or removal, and the new board of directors, as so constituted and consisting of Elena Dannikova and Robert T. Yurckonis, elected the following persons to serve henceforth as officers of the Company, in each case until their death, resignation or removal by the Board of Directors:

Robert T. Yurckonis	Chairman, Chief Executive Officer, President, Chief Operating Officer, Treasurer and Chief Financial Officer
Elena Dannikova	Vice President and Secretary

(2) At and prior to October 29, 2009, there was no material relationship between the Company and Robert T. Yurckonis, between Robert T. Yurckonis and our affiliates, directors or officers, or between any associates of Robert T. Yurckonis and our officers or directors. There is no particular arrangement or understanding between Robert T. Yurckonis and Elena Dannikova or any other person pursuant to which Robert T. Yurckonis was to be selected as a director and officer of the Company.

During the past five years, Robert T. Yurckonis’s principal occupation and employment has been as Marketing Director of the Caragiulos Restaurant Group, a food and entertainment enterprise headquartered in Sarasota, Florida, which is not a parent, subsidiary or other affiliate of the Company.

Robert T. Yurckonis does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C. 80a-1, et seq., as amended.

(3) There is no plan, contract or arrangement (whether or not written) which Robert T. Yurckonis and the Company have entered into or in which Robert T. Yurckonis participates in connection with his appointment as a director and officer of the Company.

(d)

(1) The name of the newly elected director is Robert T. Yurckonis and the date of his election to the Company’s Board of Director is October 29, 2009.

(2) There is no particular arrangement or understanding between Robert T. Yurckonis and any other person pursuant to which Robert T. Yurckonis has been selected as a director and officer of the Company.

(3) The Company has not yet determined what committees of the Board of Directors to which Robert T. Yurckonis may be expected to be named.

(4) Since March 1, 2009, the beginning of the Company’s last fiscal year, there has not been any transaction, or series of similar transactions, nor is there any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of the following persons had, or will have, a direct or indirect material interest:

(1) Any director or executive officer of the Company;

(2) Any nominee for election as a director;

(3) Any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company's voting securities; and

(4) Any member of the immediate family of any of the foregoing persons.

(5) Not Applicable.

(e)

The Company has not entered into, adopted or otherwise commenced any material compensatory plan, contract or arrangement (whether or not written) as to which the Company’s principal executive officer, principal financial officer, or any other executive officer participates or is a party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

EQUINOX INTERNATIONAL, INC.

Date:	October 29, 2009	By:	/s/ ELENA DANNIKOVA
Elena Dannikova President and C.E.O.